EXHIBIT 23.1

                           CONSENT OF KABANI & COMPANY

      We consent to the use, in the registration statement on Form SB-2 of PracticeXpert Inc., of our report dated April 9, 2004 on our audits of the financial statements of PracticeXpert Inc. as of December 31, 2003 and 2002, and the results of its operations and cash flows for the two years then ended, and the reference to us under the caption "Experts".

/S/ Kabani & Company, Inc.
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Kabani & Company, Inc.
Fountain Valley, California


August 10, 2004